UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2012

Bizzingo, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Mission Street, 5th Floor
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 580-0040

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director.

On December 12, 2012, Mr. Ephraim Lindenbaum resigned as a member of the Company’s Board of Directors. Mr. Lindenbaum did not resign over disagreements with the Company on any matter relating to its operations, policies or practices.

About the Company.

Bizzingo, Inc. designs, develops and markets software products such as GoodFormTM for digital media verification, validation and authentication purposes. GoodFormTM connects people to the businesses, organizations and institutions that shape their lives.  A variety of groups may then verify those connections and offer permission, access, transactions, or simply confirmation.

Our mission is to validate everything in a manner that is efficient, elegant and universally understood.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: December 18, 2012	/s/ Douglas Toth
Douglas Toth
Chairman

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